                                                        MM EQUITY NO. __________

                                    OFFICE LEASE

       THIS OFFICE LEASE (this "Lease") is made as of this ___ day of April, 2000 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord") through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at One Financial Plaza, 17th Floor, Hartford, Connecticut 06103-2604, and AUTHORISZOR INC., a __________________________ ("Tenant") having its principal office at One Van de Graaff Drive, Burlington, Massachusetts 01803.

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                                 TABLE OF CONTENTS
ARTICLE                                                                          PAGE
ARTICLE 1.    BASIC PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2.    PREMISES, TERM AND COMMENCEMENT DATE . . . . . . . . . . . . . . . . .3

ARTICLE 3.    RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 4.    TAXES AND OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 5.    LANDLORD'S WORK, TENANT'S WORK, ALTERATIONS AND ADDITIONS. . . . . . .6

ARTICLE 6.    USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE 7.    SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE 8.    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 9.    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 10.   CASUALTY DAMAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 11.   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 12.   REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 13.   INSPECTION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 14.   SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 15.   HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 16.   SUBLETTING AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . 15

                                       i

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ARTICLE 17.   SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION . . . . . . . . . 16

ARTICLE 18.   ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 19.   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 20.   REMEDIES OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 21.   QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 22.   ACCORD AND SATISFACTION. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 23.   SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 24.   BROKERAGE COMMISSION . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 25.   FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 26.   PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 27.   HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 28.   ADDITIONAL RIGHTS RESERVED BY LANDLORD . . . . . . . . . . . . . . . 24

ARTICLE 29.   DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 30.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 29

EXHIBITS

Exhibit A     Plan Showing Property and Premises
Exhibit B     Landlord's Work Letter
Exhibit C     Tenant's Work
Exhibit D     Building's Rules and Regulations; Janitorial Specifications
Exhibit E     Commencement Date Confirmation
Exhibit F     Form Letter of Credit
RIDER TO OFFICE LEASE

                                     ARTICLE 1.

                                  BASIC PROVISIONS


A.     Tenant Tradename:           Authoriszor Inc.

B.     Tenant's Address:           _________________________
                                   _________________________

              with a copy to:      _________________________
                                   _________________________
                                   _________________________
                                   _________________________


C.     Office Building Name:       Landmark One

              Address:             One Van de Graaff Drive
                                   Burlington, MA 0 1803

D.     Premises:  Suite/Unit No.:  Suites 502 & 503
       Square Feet (Rentable):     11,950

E.     Landlord:                   Massachusetts Mutual Life Insurance Company

F.     Landlord's Address:         c/o Cornerstone Real Estate Advisers
                                   One Financial Plaza, Suite 1700
                                   Hartford, Connecticut 06103

G.     Building Manager/Address:   R.M. Bradley & Co., Inc.
                                   250 Boylston Street
                                   Boston, Massachusetts  02116

H.     Commencement Date:          May 1, 2000 (subject to Article 2 and
                                   Exhibit B)

I.     Expiration Date:            April 30, 2005

J.     Security Deposit:           $220,000.00

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K.     Monthly Rent:

                               Lease Year       Monthly Rent
                               ----------       ------------

                                    1            $31,368.75
                                    2            $31,368.75
                                    3            $31,368.75
                                    4            $31,866.67
                                    5            $32,364.58

L.     Operating Expenses Base Year:      Calendar Year 2000

M.     Tax Base Year:                     Fiscal Year 2000

N.     Tenant's Pro Rata Share:    7.78%.  Tenant's Pro Rata Share shall be
       determined by Landlord with notice to Tenant and adjusted by Landlord from time to time (but shall not be readjusted sooner than the commencement of the second Lease year), by dividing the Tenant's Rentable Square Feet of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

O.     Normal Business Hours of Building:

              Monday through Friday: 8:00 a.m. to 6:00 p.m.
              Saturday: 8:00 a.m. to 1:00 p.m.
              Sunday: N/A

P.     Brokers: R.M. Bradley & Co., Inc. and Boston Commercial Properties, Inc.

Q. Parking: Tenant shall have the non-exclusive right to use up to thirty-eight (38) parking spaces in the parking facilities, at no cost to Tenant. All parking is available on a first come-first serve basis.

R. Tenant's Original Electric Factor: Tenant shall pay to Landlord $896.25 per month with each payment of Monthly Rent pursuant to Article 3, which amount shall be included in the definition of Rent under Article 3C.

       The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.

                                     ARTICLE 2.

                        PREMISES, TERM AND COMMENCEMENT DATE

       Landlord hereby leases and demises to the Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1 and shown on a plan attached hereto as Exhibit A ("Premises") for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord's Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5, and Landlord shall have no liability for loss or damage resulting therefrom.

                                     ARTICLE 3.

                                        RENT

       A. MONTHLY RENT. Tenant shall pay Monthly Rent in advance on or before the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Rent for the first and last partial month shall be prorated on a per them basis. Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first fall month of the Term and a prorated Monthly Rent for any partial month which may precede it.

       B. ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of Taxes and Operating Expenses, shall be deemed Additional Rent.

       C. RENT. Monthly Rent, Additional Rent, Taxes and Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

       D. PLACE OF PAYMENT, LATE CHARGE, DEFAULT INTEREST. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager's address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Rent due under this Lease within ten (10) days of due date of said Rent, Tenant shall pay to Landlord a late charge of ten percent (10%) on the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate.

                                     ARTICLE 4.

                            TAXES AND OPERATING EXPENSES

       A. PAYMENT OF TAXES AND OPERATING EXPENSES. It is agreed that during each Lease Year beginning with the first month of the second Lease Year and each Lease Year thereafter during the original Lease Term, or any extension thereof, Tenant shall pay to Landlord as Additional Rent, at the same time as the Monthly Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Lease Year in excess of the Tax Base Year or Operating Expenses Base Year, as the case may be (the "Estimated Escalation Increase"). A final adjustment (the "Escalation Reconciliation") to be made between the parties as soon as practicable following the end of each Lease Year, but in no event later than ninety (90) days after the end of each Lease Year. In computing the Estimated Escalation Increase for any particular Lease Year, Landlord shall take into account any prior increases in Tenant's Pro Rata Share of Taxes and Operating Expenses. If during any Lease Year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous Lease Year on which Tenant's share of Taxes and Operating Expenses were based for said year, such Additional Rent payments, attributable to Estimated Escalation Increase, to be paid by Tenant for the new Lease Year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rent plus all other amounts of Additional Rent.

       As soon as practicable following the end of each Lease Year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase, if any. Beginning with said statement for the second Lease Year, it shall also set forth the Escalation Reconciliation for the Lease Year just completed. To the extent that the Operating Expense Escalation is different from the Estimated Escalation Increase upon which Tenant paid Rent during the Lease Year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord, or receive a credit on future Rent owing hereunder (or cash if there is no future Rent owing hereunder) as the case may be. Until Tenant receives such statement, Tenant's Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. In addition to the above, if, during any particular Lease Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated payment of Taxes and Operating Expenses so that such Estimated Escalation Increase famished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Monthly Rent plus all other amounts of Additional Rent). Landlord's and Tenant's responsibilities with respect to the Tax and Operating Expense adjustments described herein shall survive the expiration or early termination of this Lease.

       If the Building is less than ninety-five percent (95%) occupied during any particular Lease Year, Landlord shall adjust those Operating Expenses which are affected by Building occupancy for the Operating Expenses Base Year and the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.

       B. DISPUTES OVER TAXES OR OPERATING, EXPENSES. If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease in Taxes or Operating Expenses, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease. Tenant's failure to give such notice shall waive its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement in dispute, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter, failing which Landlord and Tenant's Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Independent Accountant within 20 days notice by Landlord, then Landlord's determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than ten percent (10%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. Tenant shall continue to timely pay Landlord the amount ofthe prior year's adjustment and adjusted Additional Rent determined to be incorrect as aforesaid until the parties have concurred as to the appropriate adjustment or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Lease Term or any extensions thereof.

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                                     ARTICLE 5.

                          LANDLORD'S WORK, TENANT'S WORK,
                             ALTERATIONS AND ADDITIONS

       A. LANDLORD'S WORK. Landlord shall construct the Premises in accordance with Landlord's obligations as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as "Landlord's Work." Landlord will deliver the Premises to Tenant with all of Landlord's Work completed (except for minor and non-material punch list items which in Landlord's reasonable judgment will not delay completion of Tenant's Work, as defined in subparagraph B of this Article) on or before the date specified in Exhibit B and Tenant agrees thereupon to commence and complete Tenant's Work on or before the Commencement Date. Landlord shall provide Tenant the opportunity to inspect the Premises prior to the Commencement Date and Tenant shall accept the Premises in its "as is" condition. If Landlord is delayed in completing Landlord's Work by strike, shortages of labor or materials, delivery delays or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the date on which Landlord is to turn the Premises over to Tenant for Tenant's Work and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice. Provided, however, if such delays exceed one hundred and twenty (120) days, then either Landlord or Tenant upon notice to the other shall have the right to terminate this Lease without liability to either party. If the Commencement Date is postponed as aforesaid, Tenant agrees upon request of Landlord to execute a writing confirming the Commencement Date on such form as set forth in Exhibit E attached hereto.

       B. TENANT'S WORK. On and after the date specified in the immediately preceding subparagraph A for delivery of the Premises to Tenant for Tenant's Work, Tenant, at its sole cost and expense, shall perform and complete all other improvements to the Premises (herein called "Tenant's Work") including, but not limited to, all improvements, work and requirements required of Tenant under the foregoing work letter. Tenant shall complete all of Tenant's Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C, on or prior to the scheduled Commencement Date. Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that foregoing activities by Tenant will occur prior to the scheduled Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during such period with the exception of any obligation to pay Rent.

       C. ALTERATIONS. Except as provided in the immediately preceding subparagraph, Tenant shall make no alterations or additions to the Premises without the prior written consent of the Landlord, which consent Landlord may grant or withhold in its sole discretion.

       D. LIENS. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the conunencement of any Tenant's Work, to afford Landlord the opportunity of posting and recording notices of nonresponsibility. Tenant will not cause or permit any mechanic's, materialman's or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this

Lease in connection with work done under this Article or in connection with any other work. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant falls to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

       E. COMPLIANCE WITH ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building, not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord's Work and the plans and specifications for the Landlord's Work were prepared by Landlord's architect or space planner and were not provided by Tenant's architect or space planner; and (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

                                     ARTICLE 6.

                                        USE

       A. USE. Tenant shall use the Premises for general office purposes, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord in its discretion may impose from time to time.

       B. RESTRICTIONS. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems;
(b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

       C. COMPLIANCE WITH LAWS. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

                                     ARTICLE 7.

                                      SERVICES

       A. CLIMATE CONTROL. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of Building as set forth in Article 1 as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord's charges therefor on demand.

       The performance by Landlord of its obligations under this Article is subject to Tenant's compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning ("HVAC") design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be made by Landlord at Tenant's expense and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.

       B. ELEVATOR SERVICE. If the Building is equipped with elevators, Landlord, during Normal Business Hours of Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

       C. JANITORIAL SERVICES. Landlord shall provide janitorial and cleaning services to the Premises, substantially as described in Exhibit D attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for: (i) any cleaning of the Premises in excess of the specifications in Exhibit D for any reason including, without limitation, cleaning required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces, and (D) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

       D. WATER AND ELECTRICITY. Landlord shall make available domestic water in reasonable quantities to the Common Areas of the Building (and to the Premises if so designated in Exhibit B) and cause electric service sufficient for lighting, the Premises and for the operation of Ordinary Office Equipment. "Ordinary Office Equipment" shall mean office equipment wired for 120 volt electric service and rated and usina less than 6 amperes or 750 watts of electric current or other office equipment approved by Landlord in writing. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than Ordinary Office Equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant its consent in writing, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cst shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

       E. SEPARATE METERS. If the Premises are separately metered for any utility, Tenant shall pay a utility charge to Landlord (or directly to the utility company, if possible) based upon the Tenant's actual consumption as measured by the meter. Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises and which is in excess of the usage reasonably anticipated by Landlord for normal office usage of the Premises. Tenant shall reimburse Landlord for the cost of installation of meters if Tenant's actual usage exceeds the anticipated usage level by more than 10 percent. In any event, Landlord may require Tenant to reduce its consumption to the anticipated usage level. The term "utility" for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.

       F. INTERRUPTIONS. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord.

Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

       G. UTILITIES PROVIDED BY TENANT. Tenant shall make application in Tenant's own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters; and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5. Tenant shall ensure that all Tenant's HVAC equipment, is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.


                                     ARTICLE 8.

                                     INSURANCE

       A. REQUIRED INSURANCE. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Cornerstone Real Estate Advisers, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, at its own cost and expense including: (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost; (ii) business interruption insurance; and
(iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 (One Million Dollars) combined single limit for each occurrence. The comprehensive general liability policy shall include contractual liability which includes the provisions of Article 9 herein.

       On or before the Commencement Date of the Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Landlord, Cornerstone Real Estate Advisers, Inc. and Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

       All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

       B. WAIVER OF SUBROGATION. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use its best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

       C. WAIVER OF CLAIMS. Except for claims arising from Landlord's willful misconduct that are not covered by Tenant's insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises; (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers; (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty; (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing; and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.


                                     ARTICLE 9.

                                  INDEMNIFICATION

       Tenant shall indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against all injury, loss, costs, expenses, claims or damage (including attorney's fees and disbursements) to any person or property arising from, related to, or in connection with any use or occupancy of the Premises by or any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant's Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term.

       Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence, fraud or willful misconduct.


                                    ARTICLE 10.

                                  CASUALTY DAMAGE

       Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord's insurance, the Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days, in which event Landlord may, at Landlord's option and by written notice given to Tenant within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If in Landlord's sole opinion the net insurance proceeds recovered by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.


                                    ARTICLE 11.

                                    CONDEMNATION

       In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building, and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord.


                                    ARTICLE 12.

                               REPAIR AND MAINTENANCE

       A. TENANT'S OBLIGATIONS. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant's obligations hereunder shall include but not be limited to Tenant's trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord.

       B. LANDLORD'S OBLIGATIONS. Landlord shall make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is received by landlord from Tenant. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a mariner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord's other remedies herein).

       C. SIGNS AND OBSTRUCTIONS. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord's demand therefor.

       D. OUTSIDE SERVICES. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord:
(i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant's rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or
(iv) window cleaning, janitorial services or similar work in the Premises.


                                    ARTICLE 13.

                               INSPECTION OF PREMISES

       Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of Building and at other reasonable times to inspect the Premises and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate.


                                    ARTICLE 14.

                               SURRENDER OF PREMISES

       Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.


                                    ARTICLE 15.

                                    HOLDING OVER

       Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per them basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom.


                                    ARTICLE 16.

                             SUBLETTING AND ASSIGNMENT

       Tenant shall not, without the prior written consent of Landlord, list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, nor assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant. In the event that during the term of this Lease, Tenant desires; to sublease and introduces Landlord to a proposed replacement tenant for Tenant, which replacement tenant has a good reputation, is of financial strength at least equal to that of Tenant (as determined by Landlord in its sole discretion) and has a use for Premises and a number of employees reasonably consistent with that of Tenant's operation, the Landlord may consider such replacement tenant and notify Tenant with reasonable promptness as to Landlord's choice, at Landlord's sole discretion, of the following:

              (1) That Landlord consents to a subleasing of the Premises or assignment of the lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to any profit obtained by Tenant from such subletting or assignment;

              (2) That upon such replacement tenant's entering into a mutually satisfactory new Lease for the Premises with Landlord, then Tenant shall be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant's obligations);

              (3) That Landlord declines to consent to such sublease or assignment due to insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant's reputation, financial strength and proposed use of and operations upon Premises; or

              (4) That Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease. In either such event Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant's request on the date set forth in a notice from Landlord in accordance with the provisions of this lease relating to the surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

       In no case may Tenant assign any options to sublessee(s) or assignee(s) hereunder, all such options being deemed personal to Tenant only. Consent by Landlord hereunder shall in no way operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease or be construed to relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, transfer, use or occupancy.


                                    ARTICLE 17.

                 SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

       This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment); (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender; or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage, and such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.


                                    ARTICLE 18.

                                ESTOPPEL CERTIFICATE

       Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) days after from receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

       Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are no defaults by Landlord; and (iv) notices to Tenant shall be sent to Tenant's Address as set forth in Article I of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

                                    ARTICLE 19.

                                      DEFAULTS

       If: (i) Tenant fails to pay when due any installment or other payment of Rent, or to keep in effect any insurance required to be maintained; (ii) Tenant vacates or abandons the Premises;

(iii) Tenant becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing; (iv) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Landlord; (v) the interest of Tenant shall be offered for sale or sold under execution or other legal process; or (vi) if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant's property, then any such event or conduct shall constitute a "default" hereunder.

       If Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within thirty (30) days after such filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent.

       If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord be responsible for any damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.


                                    ARTICLE 20.

                                REMEDIES OF LANDLORD

       The following remedies provided Landlord under this Lease are cumulative:

              (1) Upon the occurrence of any default, Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

              (2) Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process, and using such reasonable force as may be necessary. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease.

              (3) If Landlord, without tenninating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (1) above:

                     (a) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorney's fees) of Landlord;

                     (b) Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

                     (c) If Landlord shall have terminated. this Lease, Tenant shall also be liable to Landlord for all damages provided for in law and under this Lease resulting from Tenant's breach including, without limitation, the difference between the aggregate rentals reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

              (4) Tenant hereby waives all right to trial by jury in any claim, action proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy or the Premises.

              (5) In addition to the above, Landlord shall have any and all other rights provided a Landlord under law or equity for breach of a lease or tenancy by a Tenant.


                                    ARTICLE 21.

                                  QUIET ENJOYMENT

       Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

                                    ARTICLE 22.

                              ACCORD AND SATISFACTION

       No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.


                                    ARTICLE 23.

                                  SECURITY DEPOSIT

       To secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in
Article 1 as a "Security Deposit" on the understanding:

              (1) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

              (2) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

              (3) that Landlord may commingle the Security Deposit with other funds and not be obligated to pay Tenant any interest;

              (4) that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant; and

              (5) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                    ARTICLE 24.

                                BROKERAGE COMMISSION

       Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in
Article 1. Tenant represents and warrants to Landlord that (except with respect to the Broker identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1.


                                    ARTICLE 25.

                                   FORCE MAJEURE

       Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

              (1) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

              (2) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

              (3) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

                                    ARTICLE 26.

                                      PARKING

       A. Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord subject to Article 1, and as shown on Exhibit A, if any. Landlord, at its sole election, may designate the types and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord's sole election, to change said types and locations from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building.

       B. Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article 1, as Additional Rent, payable monthly in advance with the Monthly Rent. If there is a Parking Fee shown in Schedule 1, then thereafter, and throughout the Term, the parking rate for each type of parking space provided to Tenant hereunder shall be the prevailing parking rate, as Landlord may designate from time to time, at Landlord's sole election, for each such type of parking space. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

       C. If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord's sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant.

       D. The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant's employees, customers, agents, contractors or invitees.

                                    ARTICLE 27.

                                HAZARDOUS MATERIALS

       A. DEFINITION OF HAZARDOUS MATERIALS. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

       B. NO HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided:
(a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor; (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require; (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord); and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

       C.     NOTICES TO LANDLORD.  Tenant shall promptly notify Landlord of:
(i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property; (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises; (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article; and (iv) any matters where Tenant is required by Law to give a notice to any goverrunental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

       D. INDEMNIFICATION OF LANDLORD. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall inunediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.


                                    ARTICLE 28.

                       ADDITIONAL RIGHTS RESERVED BY LANDLORD

       In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

              (1) To name the Building and to change the name or street address of the Building;

              (2) To install and maintain all signs on the exterior and interior of the Building;

              (3) To designate all sources furnishing sign painting or lettering for use in the Building;

              (4) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant's obligation to pay Rent for the Premises;

              (5) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

              (6) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

              (7) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

              (8) To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises; and

              (9) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.


                                    ARTICLE 29.

                                   DEFINED TERMS

       A. "Building" shall refer to the Building named in Article 1 of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

       B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other

Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

       C. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.

       D.     "Hazardous Materials" shall have the meaning set forth in Article
27.

       E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

       F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

       G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

       H. "Lease Year" shall mean each calendar year or portion thereof during the Term.

       I. "Lender" shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

       J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

       K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Building as determined by Landlord. Operating Expenses shall include, but not be limited to:

              (1) costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

              (2) costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

              (3)    costs of water and sanitary and storm drainage services;

              (4)    costs of janitorial and security services;

              (5) costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building;

              (6)    costs of maintenance and replacement of landscaping;

              (7) insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

              (8) labor costs, including wages and other payments, costs to Landlord of worker's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

              (9) professional building management fees required for management of the Building;

              (10) legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building;

              (11) the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasigovernmental authority having jurisdiction over the Building (herein "Required Capital

Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"), and a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building in its current class. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

       In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

       L.     "Rent" shall have the meaning specified therefor in Article 3.

       M.     "Tax" or "Taxes" shall mean:

              (1) all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

              (2) all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing, the Operating Expenses for any adjustment required herein or under Article 4, the

Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work. If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses M (1) and (2) are collectively referred to as the "Tax" or "Taxes".

All other capitalized terms shall have the definition set forth in the Lease.


                                    ARTICLE 30.

                              MISCELLANEOUS PROVISIONS

       A. RULES AND REGULATIONS. Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rule and regulations is attached hereto as Exhibit D.

       B. EXECUTION OF LEASE. If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

       C. NOTICES. All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address shown in Article 1, with a copy as provided in Article 1, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the address shown in Article 1, with a copy to the Building Manager at address shown in Article 1.

       D. TRANSFERS. The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations hereunder.

       E. RELOCATION. Landlord shall be entitled during the Lease Term to cause Tenant to relocate from the Premises to a comparable space within the Building (a "Relocation Space") at any time after reasonable notice, which notice shall give Tenant no less than sixty (60) days advance notice. Landlord or the third party tenant replacing Tenant shall pay the expense of moving Tenant to a space within the Building comparable to the Premises and providing comparable leasehold improvements. Such a relocation shall not terminate, modify or otherwise affect the Lease, except with respect to the location of the Premises from and after the date of such relocation. "Premises", shall, thereafter, refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

       F. TENANT FINANCIAL STATEMENTS. Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant.

       G. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

       H. ENTIRE AGREEMENT; MERGER. This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

       I. NO REPRESENTATION BY LANDLORD. Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

       J. LIMITATION OF LIABILITY. Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terrns or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord's interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

       K. MEMORANDUM OF LEASE. Neither party, without the written consent of the other, will execute or record any this Lease or any sununary or memorandum of this Lease in any public recorders office.

       L. NO WAIVERS: AMENDMENTS. Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

       M. SUCCESSORS AND ASSIGNS. The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       N. GOVERNING LAW. This Lease shall be governed by the law of the State where the Building is located.

       O. EXHIBITS. All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

       P. CAPTIONS. The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

       Q. COUNTERPARTS. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duty executed this Lease with the Exhibits and Rider attached hereto, as of the date first written above.


Attest or Witness:                     LANDLORD:

                                       MASSACHUSETTS MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By:   CORNERSTONE REAL ESTATE
                                             ADVISERS, INC., its agent

                                             By:
                                                --------------------------------
                                                Name Typed:
                                                           ---------------------
                                                Title:
                                                      --------------------------



Attest or Witness:                     TENANT:

                                       AUTHORISZOR INC.

                                       By:
                                          -------------------------------------
                                          Name Typed:
                                                     --------------------------
                                          Title:
                                                -------------------------------

                               CERTIFICATE OF TENANT
            (If A Corporation, Partnership or Limited Liability Company)


       I, _____________________, Secretary / General Partner / Managing Member of ________________________, Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

(Corporate Seal)

                                Secretary or General Partner or Managing Member

                                ------------------------------------------------


Date:
     --------------------

                                      EXHIBIT A

                         Plan Showing Property and Premises

              [FLOOR PLAN OF LANDMARK ONE, BURLINGTON, MA, 5TH FLOOR]

                                     EXHIBIT A

                         Plan Showing Property and Premises

                                      EXHIBIT B

                               Landlord's Work Letter

                               WORK LETTER AGREEMENT

                                             April ___, 2000
TO:
     Authoriszor Inc.
     One Van de Graaff Drive
     Burlington, Massachusetts 01803

Ladies and Gentlemen:

     RE:  PREMISES LOCATED AT ONE VAN DE GRAAFF DRIVE,
          SUITES 502 & 503, BURLINGTON, M 01863

Simultaneously with the execution of this Work Letter Agreement, you ("Tenant") and Massachusetts Mutual Life Insurance Company ("Landlord") are entering into a lease (the "Lease") pertaining to the space referred to above (the "Premises").

In consideration of the covenants contained in this Work Letter Agreement and in the Lease, Landlord and Tenant agree as follows:

TENANT'S PLANS

          1. Tenant desires Landlord to perform certain leasehold improvement work (the "Work") in the Premises pursuant to a space plan (the "Plan") for the Work prepared by __________ dated __________, a copy of which is attached hereto as
               Schedule 1. Not later than __________, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details in sufficient detail to enable Landlord's architects and engineers to prepare the Working Drawings (as defined in Paragraph 2 below), including a final telephone layout and special electrical connection requirements, if any. The Work and all plans, drawings and specifications to be furnished by Tenant shall be subject to Landlord's approval. Approval by Landlord of the Work and the Plan shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises nor shall Landlord's approval of the Plan create any liability or responsibility on the part of Landlord for compliance with applicable statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the Americans with Disabilities Act).

WORKING DRAWINGS

          2. If necessary for the performance of the Work, Landlord shall prepare final Working Drawings and specifications for the Work (the "Working Drawings") based upon and consistent with the Plan and the plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord under Paragraph 1 above. Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord.

PERFORMANCE OF THE WORK

          3. Except as hereinafter provided to the contrary, Landlord shall perform the Work shown on the Plan and Working Drawings using (except as may be stated or shown in the Plan or the Working Drawings) building standard materials and quantities ("Building Standards"). Landlord shall pay for a portion of the cost of the Work in an amount not to exceed $60,500.00 (the "Allowance") and Tenant shall pay for any and all costs and expenses associated with the Work (including, without limitation, such additional expenses which result from any special work, materials, finishes or installations required by Tenant, unforeseen field conditions, or from any delays in the Work occasioned by Tenant) in excess of the Allowance. Tenant shall not be entitled to any credit or payment from Landlord for any portion of the Allowance not utilized by Tenant.

PAYMENT

          4. Prior to commencing the Work, Landlord will submit to Tenant a written statement of the cost of the entire portion of the Work shown on the Plan and Working Drawings, which cost shall include a 15% add-on charge for Landlord's field supervision, administration and overhead. Tenant agrees, within three (3) days after submission to it of such statement of cost, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with that portion of the Work to be paid for by Tenant, and Tenant shall also then pay to Landlord the amount set forth in Landlord's statement. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of the preceding sentence shall be deemed to be delays caused by Tenant. No Work shall be commenced until Tenant has fully complied with the preceding portions of this Paragraph 4.

SUBSTANTIAL COMPLETION

          5. Landlord shall cause the Work to be "substantially completed" as soon as reasonably possible, subject to delays described in Articles 2 and 25 of the Lease and delays described in Paragraph 6 of this Work Letter Agreement.

                The Work shall be considered "substantially completed" for all purposes under this Work Letter Agreement and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been completed (except for minor finish-out and "punchlist" terms) in substantial compliance with the Plans and, if applicable, the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is substantially completed prior to the Commencement Date as set forth in Article I.H. of the Lease, then the Commencement Date of the Lease shall be advanced to the date on which the Work is substantially completed, and the Expiration Date shall be similarly advanced for a number of days equal to the number of days the Commencement Date is advanced.

TENANT DELAYS

          6. There shall be no extension of the date described in Item 11 of the Schedule in the Lease (as permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

          (i) the failure of Tenant to furnish all plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

          (ii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

          (iii) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards;

          (iv) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

          (v)   any other act or omission of Tenant.

ADDITIONAL WORK

          7. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work specified in the Plan and Working Drawings (the "Additional Work"), Landlord may, at its election, perform the Additional Work, at Tenant's sole cost and expense. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work which cost shall include a 15% add-on Charge for Landlord's field supervision, administration and overhead and a proposed Tenant Extra Order (the "TEO") for Additional Work in the standard form then in use by Landlord. If Tenant shall fail to enter into said TEO within one (1) week after Tenant's receipt thereof, Landlord shall proceed to do only the Work specified in the Plan and Working Drawings. Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire cost of the Additional Work as shown in the statement delivered by Landlord.

TENANT ACCESS

          8. Landlord, in Landlord's discretion and upon request by Tenant, may grant to Tenant and Tenant's agents a license to enter the Premises prior to the date designated in the Lease for the commencement of the Term in order that Tenant may do other work required by Tenant to make the Premises ready for Tenant's use and occupancy. It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

          (a) Tenant shall give to Landlord not less than five (5) days' prior written notice of its request to have such access to the Premises, which notice shall contain and/or shall be accompanied by: (i) a description of and schedule for the work to be performed by those persons and entities for whom and which such access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises;
               (iii) copies of all contracts pertaining to the performance of the work for which such early access is being requested;
               (iv) copies of all plans and specifications pertaining to the work for which such access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance (in amounts and with insured parties satisfactory to Landlord) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with such work; and (vii) assurances of the availability of funds sufficient to pay for all such work. All of the foregoing shall be subject to Landlord's approval, which shall not be unreasonably withheld.

          (b) Such early access shall be subject to scheduling by Landlord.

          (c) Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and Landlord's agents in performing the Work any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time such entry shall cause or threaten to cause such disharmony, Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

               Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent and specifically including the provisions of Section 11 thereof. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein prior to the commencement of the Term, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event the performance of the work by Tenant, its agents, employees or contractors causes extra costs to Landlord or requires the use of elevators during hours other than 8:00 a.m. to 4:30 p.m. on Monday through Friday (except holidays), Tenant shall reimburse Landlord for the entire extra cost and the cost incurred by Landlord for the engineers or operators under applicable union regulations or contracts.

          9. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter Agreement, are hereby incorporated herein by reference.

          10. All amounts payable by Tenant to Landlord hereunder shall be deemed to be Rent under the Lease and upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

                                 [AUTHORIZOR LOGO]

                                     EXHIBIT B
                               LANDLORD'S WORK LETTER
              WORK LETTER AGREEMENT - PLANNED RENOVATIONS TO SUITE 502

Following are the leasehold improvements that the Tenant requires for the premises. As all of these renovations will not be completed prior to the Tenant's planned May 1, 2000 occupancy, the Tenant agrees to work with the Landlord's construction team to allow renovations to occur, provided that the renovations do not disrupt normal working requirements of the Tenant.

Refer to the attached floor plan diagram for a reference of the indicated renovations.

The following leasehold improvements that are to be completed prior the Tenant's occupancy:

1.   All carpets will be cleaned and disinfected;

2.   Kitchen area will be thoroughly cleaned, floor waxed and walls painted.

The following renovations are to be done, as soon as possible, after the Tenant takes occupancy:

1. Relocate front glass door [1] from to the front entry [2] off of the common area hallway.

2. Remove dark paneling [4] from main entrance area, and refinish wall (i.e. paint or wallpaper, to be determined).

3. Modify coat closets [3] in the entrance to one larger closet with double doors.

4. Move reception desk [5] out to the modified reception area [6] under the vaulted ceiling. Build wall [6A].

5.   Install internet, phone and electrical power to the new reception area
[6].

6. Remove red wall [7] in former reception area. Also remove closets in areas [7A].

7. Remove wall [8] that has shelving on it. Install shelving to new copy/mail room [9].

8.   Remove walls of the old mail room area [10].

9.   Remove carpet in new, mail room [9] and install tile floor.

10. Square off computer room [11] eliminating area [11A]. Build a wall [12], installing a sidelight door (from office [13]) that will be removed with the removal of wall [7], and creating a walk way [14]. Install security lock on the door.

11.  Remove office wall [15].

12. In area [16], remove the wall to create one large office, with a sidelight door entrance. Install a security lock.

13.  Install electrical outlets on the exterior wall of area [17].

14. New conference room is be built out in a designated area, either area [17] or [18].

15.  Replace all carpeting.

16. Modify ceiling, lighting and sprinkler system to conform with office renovations.

17.  Paint or wallpaper all interior walls.

         [FLOOR PLAN OF LANDMARK ONE, BURLINGTON, MA, 5TH FLOOR, 11,950 RSF]

TENANT:
AUTHORISZOR INC.
By:
   ----------------------
Title:
      -------------------



LANDLORD:
MASSACHUSETI'S MUTUAL
LIFE INSURANCE COMPANY, a Massachusetts corporation

By:  CORNERSTONE REAL ESTATE
     ADVISERS, INC., its agent

     By:
        ----------------------
     Title:
           -------------------

                                     EXHIBIT C

                                Tenant's Work - None

                                     EXHIBIT D

           BUILDING'S RULES AND REGULATIONS AND JANITORIAL SPECIFICATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25.  No tenant shall clean any window in the Building from the outside.

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31. Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

34. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30

P.M. Window cleaning shall be done only by Landlord, and only between 6:00 A.M. and 5:00 P.M.

                              JANITORIAL SPECIFICATION

                      ONE VAN DE GRAAFF DRIVE, BURLINGTON, MA

                                GENERAL OFFICE AREAS
FREQUENCY:
     DAILY - FIVE DAYS PER WEEK

1. Empty all trash receptacles and remove collected waste to dumpster. Replace plastic liners as needed - liners to be furnished by Framingham Corporate Center.

2.   Empty and damp wipe ashtrays. Clean sand urns.

3. Dust and spot clean all horizontal surfaces of furniture, fixtures, equipment and accessories.

4.   Clean and polish all drinking fountains.

5. Spot clean by damp wiping fingerprints and smudges on walls, partitions, doors, door frames, and light switches.

6.   Vacuum clean all traffic lanes and obviously soiled carpeted surfaces.

7. Vacuum clean all carpeted floor surfaces, including edges, comers, and under easily moved furniture.

8.   Inspect carpet for spots and stains, removing where possible.

9. Dust all surfaces above normal reach including sills ledges, moldings, shelves, door frames, pictures and vents.

10.  Spot clean partition and door glass.

11. Dust all chair and table legs and rungs, baseboards, ledges, moldings and other low reach areas.

12.  Clean and sanitize all telephones.

FREOUENCY:
WEEKLY

13.  Vacuum all fabric office furniture, including chairs and couches.

FREOUENCY:
MONTHLY

14.  Dust or vacuum clean all ceiling diffusers.
15.  Buff VCT flooring.

                                     EXHIBIT E

                           COMMENCEMENT DATE CONFIRMATION

           DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND
                        ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated the ___ day of _______________, 2000, entered into and by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY as LANDLORD, and AUTHORISZOR INC. as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the ___ day of _____________, 2000. The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as _______________, 2000. The Term of this Lease shall terminate on _________________, 2000.

LANDLORD:

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:  CORNERSTONE REAL ESTATE
     ADVISERS, INC., its agent

     By:
         --------------------------------
         Name Typed:
                    ---------------------
         Title:
               --------------------------
         Date:
               --------------------------


TENANT:

AUTHORISZOR INC.

By:
     --------------------------------
     Name Typed:
                ---------------------
     Title:
           --------------------------
     Date:
           --------------------------

                                     EXHIBIT F

                              FORM OF LETTER OF CREDIT

                            [LETTERHEAD OF ISSUING BANK]



April ___, 2000


Cornerstone Real Estate Advisers, Inc.               Letter of Credit No._______
One Financial Plaza suite 1700
Hartford, CT 06103-2604
Attn: Regional Director

Sir or Madam:

     We hereby open this Irrevocable Documentary Standby Letter of Credit
(this "Credit") in favor of Cornerstone Real Estate Advisers, Inc., agent for Massachusetts Mutual Life Insurance Company ("Beneficiary"), for the account of Authoriszor Inc. ("Applicant") for the aggregate total sum of One Hundred and Eighty-three Thousand and 00/100 U.S. Dollars ($183,000) available by your sight draft(s) drawn on _____________________________ ("Bank"), _________________,
Pennsylvania.

     This Credit is subject to the following terms and conditions:

1 .  Effective Date: _____[COMMENCEMENT DATE OF LEASE]_____

2. Expiry Date: ____[TERMINATION DATE OF LEASE, PLUS SIX MONTHS]_____, unless otherwise extended so herein provided.

3. Except as stated herein, Beneficiary's ability to draw under this Credit shall not be subject to any additional conditions or qualifications. Our obligation under this Credit shall be our individual obligation and in no way contingent upon reimbursement with respect thereto.

4. Sight draft(s) drawn under this Credit must bear the clause "Drawn under _____[BANK]____ Letter of Credit No. _______ dated _____________________"
     and must be signed by an authorized representative of Beneficiary.

5. This Credit must accompany any drawing hereunder for endorsement of the drawing amount and shall be returned to Beneficiary unless it is fully utilized.

6. The expiry of this Credit shall be extended without amendment for an additional period of one year from the Expiry Date set forth above and for additional one year periods from each anniversary of such expiry date, unless at least thirty (30) calendar days prior to such expiry date of any anniversary of such date, Bank notifies Beneficiary in writing by registered or certified mail that Bank has elected not to so renew this Credit. Each such extension shall be measured from the then relevant expiry date even though such date may not be a business day in ______________, Pennsylvania, for Bank. In the event Bank elects not to renew this Credit and upon receipt of such notice, Beneficiary may draw under this Credit in accordance with the terms hereof. Notwithstanding the foregoing, in no event will the expiry date of this Credit be extended beyond ____[TERMINATION DATE OF LEASE, ASSUMING
     EXERCISE OF ANY EXTENSION OPTIONS, PLUS SIX MONTHS_____.

7.   Partial drawings shall be permitted.

8. This Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Credit is referred to or to which this Credit is related, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

9. We hereby agree with you that the sight draft(s) drawn in compliance with this Credit shall be duly honored upon presentation to us at ____[BANK'S ADDRESS]_____, on or before the Expiry Date or any extensions thereof as above provided.

10. In the event of a transfer or assignment by Beneficiary of this Credit, Beneficiary shall provide Bank with written notice designating any such transferee or assignee. Upon receipt of such notice by Bank, Bank will reissue a new letter of credit upon the same terms and conditions contained herein to such transferee or assignee less the amount of any draws previously made by Beneficiary prior to such time (the "Reissued Credit"), and Beneficiary shall return this original Credit to Bank for cancellation. Applicant shall pay any fees incurred in connection with the Reissued Credit, and in no event shall the payment of such fees be a condition to the reissue of the Reissued Credit by Bank to any transferee or assignee.

11. This Credit shall be governed by and constructed in accordance with the Laws of the Commonwealth of Pennsylvania and shall also, to the extent not inconsistent with such code, by subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

                                       Very truly yours,

                                                    [BANK]
                                       ----------------------------------
                                       By:
                                          -------------------------------
                                              Name:
                                                   ----------------------

                                RIDER TO OFFICE LEASE
                       DATED APRIL ___, 2000, BY AND BETWEEN
                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                         AND AUTHORISZOR INC. (THE "LEASE")

     This Rider is incorporated in and made a part of the Lease. In the event of a conflict between a provision of this Rider and the terms of another provision of the Lease, this Rider shall govern. Each capitalized term used and not defined in this Rider shall have the meaning ascribed such term in the Lease.

     1. RENT. In the fourth line of Article 3D, insert the clause "(except as otherwise herein specified)" after the word "therefor".

     2. TAXES AND OPERATING EXPENSES. In the first line of the second paragraph of Article 4A, delete the clause "As soon as practicable following the end of each Lease Year", and insert the clause "use commercially reasonable efforts to" after the word "shall", and the clause "within ninety (90) days following the end of each Lease Year" after the word "any" in the second line of the second paragraph of Article 4A. Delete the clause "be permitted to" in the sixteenth line of the second paragraph of Article 4A.

     3. ALTERATIONS. In the third line of Article 5C, delete the clause "grant or withhold in its sole discretion" and insert in its stead "not unreasonably withhold or delay".

     4. SERVICES. Insert the following sentence at the end of the first paragraph of Article 7A:

     Landlord's current charge to provide HVAC (as hereinafter defined) to the Premises at times other than Normal Business Hours is $30 per hour for each single zone unit in operation. Landlord may adjust such charge from time to time.

     5. INSURANCE. Insert the clause "on the comprehensive general liability insurance policy" after the word "insureds" in the fourth line of the second paragraph of Article 8A. Insert the sentence "Tenant's obligations contained in this paragraph shall be subject to Article 12." at the end of the third paragraph of Article 8A.

     In Article 8C, insert the clause "gross negligence or" in the first line after the word "Landlord's".

     Insert the following at the end of Article 8:

          D. LANDLORD INSURANCE. Landlord shall procure and maintain in full force and effect All-Risk or Special Form casualty insurance (including vandalism and malicious mischief coverage) on the Building in an amount not less than one hundred percent (100%) of the full insurable replacement cost thereof (excluding foundations and excavations).

     6.   INDEMNIFICATION.  In the third line of the first paragraph of
Article 9, insert the word "reasonable" prior to the word "attorney's".

     In the fifth line of the second paragraph of Article 9, insert the clause "required to be maintained hereunder" after the word "insurance".

     7.   CONDEMNATION.  Insert the following sentence in the sixth line of
Article 11 prior to the word "All":

     If twenty (20%) percent or more of the Premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within sixty (60) days after the date of taking.

     8. REPAIR AND MAINTENANCE. Insert the clause "installed as a result of Tenant's use of the Premises or otherwise by or at the request of Tenant" after the word "Premises" in the fifth line of Article 12A.

     9. INSPECTION OF PREMISES. Insert the clause "to prospective tenants during the last six months of the Term" prior to the word "during" in the second line of Article 13. Insert the clause "upon reasonable prior notice to Tenant except in the case of emergency," after the word "times" in the third line of
Article 13.

     10. SURRENDER OF PREMISES. Insert the following sentence at the end of Article 14:

     Notwithstanding anything contained in this Article to the contrary, all movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications equipment and other personal property located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, shall be and shall remain the property of Tenant and, except as otherwise prohibited by this Lease, shall be removed by Tenant prior to Tenant's surrender of the Premises; provided that Tenant shall pay the cost of repairing any damage to the Premises or to the Building resulting from such removal.

     11. SUBLETTING AND ASSIGNMENT. In the first line of the first paragraph of Article 16, insert the clause ", which consent shall not be unreasonably withheld, delayed or conditioned," prior to the word "list". In the seventh line of the first paragraph of Article 16, delete the clause "at least equal to that of Tenant" and insert in its stead "acceptable to Landlord".

     Insert the following at the end of Article 16:

          Notwithstanding anything contained in this Lease to the contrary, Landlord's consent shall not be withheld for assignments of this Lease or subletting of any part(s) of the Premises by Tenant to a business entity which shall control, be controlled by, or be under common control or affiliated with, Tenant ("Successor Entity"), provided such Successor Entity has a net worth and business reputation reasonably satisfactory to

     Landlord. In addition, Landlord's consent shall not be withheld in the event of an assignment or transfer of this Lease resulting from a consolidation or merger of Tenant into a entity into which all or substantially all of Tenant's stock or assets may be transferred, or the acquisition by Tenant of all or substantially all of the stock or assets together with the assumption of all or substantially all of the obligations and liabilities of another business entity, provided such entity has a net worth and business reputation reasonably satisfactory to Landlord. Any such assignment or subletting permitted pursuant to this paragraph is hereby conditioned upon Landlord receiving prior written notice of such assignment or subletting, and the assignee or sublessee and Tenant promptly executing, acknowledging and delivering to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee or sublessee shall agree to be bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed. Notwithstanding anything contained herein to the contrary, Tenant shall remain fully liable for all of its obligations and liabilities under this Lease in the event of an assignment or subletting permitted without Landlord consent pursuant to this paragraph, and in no case may Tenant assign any options to sublessee(s) or assignee(s) hereunder, all such options being deemed personal to Tenant only. Any such assignment or subletting permitted pursuant to this paragraph shall in no way operate as a waiver b Landlord of, or to release or discharge Tenant from, any liability under this Lease or be construed to relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, transfer, use or occupancy.

     12. SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION. In the ninth line of Article 17 after the clause "such attornment", insert the clause "subject to recognition by any such Lender of the validity and continuance of this Lease and such Lender's agreement not to disturb Tenant's possession of the Premises so long as Tenant shall not be in default of this Lease".

     Insert the following at the end of Article 17:

          If Tenant is required to deliver any documentation to any Lender to confirm the matters set forth in this Article 17, then Landlord shall use commercially reasonable efforts to obtain an agreement of non-disturbance as to Tenant's possession of the Premises, in form acceptable to Landlord, from any such Lender.

     13. ESTOPPEL CERTIFICATE. In the second line of the first paragraph of Article 18, insert the word "business" prior to the word "days". In the fifth line of the first paragraph of Article 18 after the word "that", insert the clause ", to the best of Tenant's knowledge,".

     14. DEFAULTS. In the first line of the first paragraph of Article 19, insert the following clause after the word "Rent":

     (and such failure continues for more than three (3) business days after notice from Landlord; provided, however, Landlord shall not be obligated to provide more than two (2) such notices in any rolling twelve (12) month period).

     15. REMEDIES OF LANDLORD. Insert the clause "in accordance with all Laws" after the word "necessary" in the fourth line of subparagraph (2) of
Article 20.

     16.  SECURITY DEPOSIT.  Insert the following paragraphs at the end of
Article 23:

          In order to secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it including, without limitation, such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant may, upon the full execution of this Lease or at any time thereafter during the Term of this Lease, deposit with Landlord an irrevocable letter of credit (the "Letter of Credit") in the form attached hereto and incorporated herein as EXHIBIT F (and modifications thereto as required below), in lieu of the Security Deposit, from such bank which may be reasonably acceptable to Landlord on the understanding:

               (1) that the Letter of Credit will have an expiration date which is two months following the Expiration Date of the Lease and the Letter of Credit will be in the amount of not less than $220,000.00;

               (2) that upon the occurrence of a default under this Lease which continues beyond any applicable cure period, if any, the Letter of Credit may be drawn upon by Landlord in its full amount, and the amount drawn may be applied to the curing of any default under this Lease that may exist without prejudice to any other remedy or remedies which the Landlord may have on account thereof, with any excess cash amount held as a Security Deposit hereunder, and upon such application Tenant shall pay to Landlord on demand the amount so applied which shall be held together with the balance of the funds drawn on the Letter of Credit as a Security Deposit. If a subsequent default under this Lease should occur, the Security Deposit may be applied to the curing of such default, without prejudice to any other remedy or remedies which the Landlord may have on account thereof and upon such application, Tenant shall pay to Landlord on demand the amount so applied in order to replenish the Security Deposit to the amount held prior to the occurrence of any default under this Lease;

               (3) that should a default under this Lease occur and the Letter of Credit be drawn upon, Tenant will only be entitled to a return of the Security Deposit upon the fulfillment (by performance or by the curing of any failure to perform) of all of the covenants and agreements contained in this Lease on the part of Tenant to be performed. Tenant further covenants that it will not assign or encumber the Letter of Credit or the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignments or attempted encumbrance. Notwithstanding anything contained herein to the contrary, Landlord shall return any remaining balance of the Security Deposit to Tenant, without interest, within five (5) business days following the sixtieth (60th) day after the expiration or earlier termination of the Term, provided there exists no uncured default by Tenant under the Lease as of the sixtieth
     (60th) day after the expiration of the Term;

               (4) that should the Premises or the property of which they are a part be conveyed by Landlord, the Letter of Credit and the Security Deposit or any balance thereof may be turned over or assigned to the Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Letter of Credit or the Security Deposit and their application or return, and Tenant agrees to look solely to such grantee for such application or return; if Landlord fails to turn over the Letter of Credit, the Security Deposit or any balance thereof to Landlord's grantee, then Landlord shall remain liable to Tenant for the return thereof. Should the bank issuing the Letter of Credit require the payment of a fee to allow the assignments of the Letter of Credit to the party to whom the Premises or the property of which they are a part, then Tenant agrees to pay such fee; and

               (5) that Landlord may commingle any cash held as a Security Deposit with other funds and shall not be obligated to pay Tenant any interest. The Security Deposit shall not be considered as advance payment of rent or a measure of damages for any default under this Lease by Tenant, nor shall it be a bar to defense of any actions by Landlord against Tenant.

          In the event Tenant elects to exercise its rights in accordance with this Article to substitute the Letter of Credit for the Security Deposit, Landlord shall return the Security Deposit to Tenant within ten days of receipt of the Letter of Credit in form and substance acceptable to Landlord.

     17. FORCE MAJEURE. Insert the following sentence prior to word "Tenant" in the sixth line of Article 25:

     Landlord shall notify Tenant of the existence of any force majeure preventing the performance of an obligation of Landlord within ten business days after Landlord becomes aware of the commencement of the force majeure.

     18. ADDITIONAL RIGHTS RESERVED BY LANDLORD. In Article 28, insert the clause "(but not within the interior of the Premises)" after the word "Building" in subparagraphs (2) and (3).

     19. DEFINED TERMS. In the tenth line of Article 29K(11), insert the clause "and billed" after the word "amortized".

     In the second line of Article 29M(2), insert the clause "(except penalties assessed as a result of Landlord's failure to make timely payments, which failure is not caused by Tenant)" after the word "penalty".

     20. MISCELLANEOUS PROVISIONS. Insert the following sentence at the end of Article 30A:

     Although Landlord shall not be responsible for the violation by anyone of any of the rules and regulations, Landlord shall use reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

     Insert the clause "or at such other address as any of the parties hereto may hereafter specify in writing" at the end of Article 30C.

     Delete the first two sentences of Article 30L, and insert the following in their stead:

     Failure of either party hereto to insist upon strict compliance of the other party of any condition or provision of this Lease shall not be deemed a waiver of that condition by the party failing to insist upon strict compliance of that condition. No waiver shall be effective against either party unless in writing and signed by the party waiving the condition.

     Insert the following paragraph at the end of Article 30:

          R. SIGNAGE. Tenant shall be entitled to its proportionate share of lineage on tenant directories in the Building and, subject to Landlord approval, to appropriate signage at the entrance to the Premises. Any additional signage consented to by Landlord shall be installed by Tenant at Tenant's sole cost and expense and shall be removed prior to the expiration or earlier termination of this Lease, and Tenant shall repair and restore any damage to the Premises or Building resulting from Tenant's installation or removal of such signage.

     21. EXHIBIT B - LANDLORD'S WORK LETTER. In the caption to the Work Letter delete "01863", and insert in its stead "01803".

     22. EXHIBIT F - FORM OF LETTER OF CREDIT. In paragraph 2 of the Form of Letter of Credit, delete "six months" and insert in its stead "two months".

     Insert the following at the end of paragraph 4 of the Form of Letter of
Credit:

     Sight draft(s) drawn under this Credit must also contain a certification by an authorized representative of Beneficiary that a tenant default has occurred under that certain Office Lease dated as of ____________, 2000 by and between Beneficiary and Applicant.